Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Kirsten Chapman	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Fourth Quarter and Year-End 2017 Results

Sacramento, CA, February 28, 2018 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States, reported its financial results for the three and twelve months ended December 31, 2017.

Neil Koehler, Pacific Ethanol’s president and CEO, stated: “In 2017, we strengthened our platform by further diversifying our product mix with the acquisition of ICP and gaining efficiencies through consolidating 250 million gallons of ethanol and high-quality alcohol production at one site in Pekin, Illinois. We remain focused on reducing costs at all of our facilities, optimizing the profitability of our marketing business, and maintaining a strong balance sheet.

“In 2018, we are seeing an improvement in production margins with exports off to a strong start and demand for transportation fuels increasing as we approach the summer driving season. With our success in enhancing our operations and marketing performance we believe we are well positioned to capitalize on these promising trends.”

Financial Results for the Three Months Ended December 31, 2017 Compared to 2016

●	Net sales were $395.3 million, compared to $441.7 million. The decrease was primarily driven by a lower average ethanol sales price per gallon during the quarter.

●	Total gallons sold of 240.0 million, compared to 240.9 million.

●	Record production gallons sold of 150.4 million, compared to 123.1 million.

●	Cost of goods sold was $397.3 million, compared to $414.4 million.

●	Gross loss was $2.0 million, compared to gross profit of $27.3 million.

●	Selling, general and administrative expenses were $8.6 million, compared to $8.5 million.

●	Operating loss was $10.6 million, compared to operating income of $18.8 million.

●	Net loss available to common stockholders was $13.6 million, or $0.32 per share, compared to net income available to common stockholders of $12.6 million, or $0.30 per share.

●	Adjusted EBITDA was negative $273,000, compared to Adjusted EBITDA of positive $27.4 million.

●	Cash and cash equivalents were $49.5 million at December 31, 2017, compared to $64.3 million at December 31, 2016.

Financial Results for the Twelve Months Ended December 31, 2017 Compared to 2016

●	Net sales were $1,632.3 million, compared to $1,624.8 million.

●	Record total gallons sold of 952.0 million, compared to 924.5 million.

●	Record production gallons sold of 527.2 million, compared to 484.1 million.
●	Cost of goods sold was $1,626.3 million, compared to $1,570.4 million.

●	Gross profit was $5.9 million, compared to $54.4 million.

●	Selling, general and administrative expenses were $31.5 million, compared to $30.8 million.

●	Operating loss was $25.6 million, compared to operating income of $23.5 million.

●	Net loss available to common stockholders was $36.2 million, or $0.85 per share, compared to net income available to common stockholders of $148,000, or $0.00 per share.

●	Adjusted EBITDA was $13.6 million, compared to $58.9 million.

Fourth Quarter 2017 Results Conference Call

Management will host a conference call at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time on March 1, 2018. CEO Neil Koehler and CFO Bryon McGregor will deliver prepared remarks followed by a question and answer session.

The webcast can be accessed from Pacific Ethanol’s website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 1883448. If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, March 1, 2018 through 11:59 p.m. Eastern Time on Thursday, March 8, 2018. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 1883448.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest expense, provision (benefit) for income taxes, asset impairments, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States. Pacific Ethanol owns and operates nine production facilities, four in the Western states of California, Oregon and Idaho, and five in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 605 million gallons per year, produce over three million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes fuel-grade ethanol, high-quality alcohol products and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol and alcohol products for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include the Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, market conditions, including the supply of and domestic and international demand for ethanol and co-products; statements about the benefits of Pacific Ethanol’s acquisition of Illinois Corn Processing, LLC (ICP); and Pacific Ethanol’s plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products and high-quality alcohols; export conditions and international demand for ethanol and co-products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including ethanol production input costs and changes in governmental regulations and policies. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws and regulations; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016

Net sales	$395,271	$441,719	$1,632,255	$1,624,758
Cost of goods sold	397,285	414,405	1,626,324	1,570,400
Gross profit (loss)	(2,014)	27,314	5,931	54,358
Selling, general and administrative expenses	8,584	8,506	31,516	30,849
Income (loss) from operations	(10,598)	18,808	(25,585)	23,509
Fair value adjustments	—	(504)	473	(557)
Interest expense, net	(3,781)	(5,763)	(12,938)	(22,406)
Other expense, net	(52)	(93)	(345)	(1)
Income (loss) before provision (benefit) for income taxes	(14,431)	12,448	(38,395)	545
Provision (benefit) for income taxes	(321)	(736)	(321)	(981)
Consolidated net income (loss)	(14,110)	13,184	(38,074)	1,526
Net (income) loss attributed to noncontrolling interests	825	(107)	3,110	(107)
Net income (loss) attributed to Pacific Ethanol, Inc.	$(13,285)	$13,077	$(34,964)	$1,419
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,269)
Income allocated to participating securities	$—	$(189)	$—	$(2)
Income (loss) available to common stockholders	$(13,604)	$12,569	$(36,229)	$148
Net income (loss) per share, basic	$(0.32)	$0.30	$(0.85)	$0.00
Net income (loss) per share, diluted	$(0.32)	$0.30	$(0.85)	$0.00
Weighted-average shares outstanding, basic	42,911	42,258	42,745	42,182
Weighted-average shares outstanding, diluted	42,911	42,489	42,745	42,251

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$49,489	$64,259
Accounts receivable, net	80,344	86,275
Inventories	61,550	60,070
Prepaid inventory	3,281	9,946
Income tax receivables	743	5,730
Derivative instruments	4,811	5,309
Other current assets	3,028	3,612
Total current assets	203,246	235,201
Property and equipment, net	508,352	465,190
Other Assets:
Intangible assets	2,678	2,678
Other assets	6,020	5,169
Total other assets	8,698	7,847
Total Assets	$720,296	$708,238

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,
	2017	2016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$39,738	$37,051
Accrued liabilities	21,673	20,280
Current portion – capital leases	592	794
Current portion – long-term debt	20,000	10,500
Derivative liabilities	2,307	4,115
Other current liabilities	6,396	6,101
Total current liabilities	90,706	78,841

Long-term debt, net of current portion	221,091	188,028
Capital leases, net of current portion	123	547
Warrant liabilities at fair value	—	651
Other liabilities	24,676	21,910
Total Liabilities	336,596	289,977

Stockholders’ Equity:

Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2017 and 2016 Series B: 927 shares issued and outstanding as of December 31, 2017 and 2016	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 43,985 and 39,772 shares issued and outstanding as of December 31, 2017 and 2016, respectively	44	40
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 and 3,540 shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	4
Additional paid-in capital	927,090	922,698
Accumulated other comprehensive loss	(2,234)	(2,620)
Accumulated deficit	(568,462)	(532,233)
Total Pacific Ethanol, Inc. Stockholders’ Equity	356,439	387,890
Noncontrolling interests	27,261	30,371
Total Stockholders’ Equity	383,700	418,261
Total Liabilities and Stockholders’ Equity	$720,296	$708,238

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2017	2016	2017	2016
Net income (loss) attributed to Pacific Ethanol	$(13,285)	$13,077	$(34,964)	$1,419
Adjustments:
Interest expense*	3,675	5,755	12,738	22,386
Provision (benefit) for income taxes	(321)	(736)	(321)	(981)
Fair value adjustments	—	504	(473)	557
Depreciation and amortization expense*	9,658	8,825	36,632	35,530
Total adjustments	13,012	14,348	48,576	57,492
Adjusted EBITDA	$(273)	$27,425	$13,612	$58,911

* Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2017	2016	2017	2016
Production gallons sold (in millions)	150.4	123.1	527.2	484.1
Third party gallons sold (in millions)	89.6	117.8	424.8	440.4
Total gallons sold (in millions)	240.0	240.9	952.0	924.5

Production capacity utilization	96%	94%	95%	93%

Average ethanol sales price per gallon	$1.52	$1.78	$1.62	$1.67
Average CBOT ethanol price per gallon	$1.38	$1.59	$1.50	$1.52

Corn cost – CBOT equivalent	$3.47	$3.44	$3.62	$3.63
Average basis	$0.15	$0.26	$0.20	$0.27
Delivered cost of corn	$3.62	$3.70	$3.82	$3.90

Total co-product tons sold (in thousands)	785.3	710.3	3,008.5	2,760.6
Co-product return % (1)	35.5%	34.5%	34.5%	35.1%

(1)	Co-product revenue as a percentage of delivered cost of corn.

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